SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 25, 1998

                      Technology Flavors & Fragrances, Inc.
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

             0-26682                                       11-3199437
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     (Commission File Number)               (I.R.S. Employer Identification No.)

10 Edison Street East, Amityville, New York                   11701
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 (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (516) 842-7600

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

      On August 25, 1998, Technology Flavors & Fragrances, Inc. (the "Company") sold substantially all of the assets and certain liabilities relating to its Seasoning Division, located in Milford, Ohio (the "Division") to Mane-Seafla, Inc. (the "Purchaser"), a subsidiary of Mane USA, Inc., for $5.5 million in cash, less an aggregate of $1,003,454 in principal and interest assumed by the Purchaser which was owed under a promissory note to a former director and executive officer of the Company in connection with the Company's acquisition of the Division in December 1995. Of the total purchase price paid, $275,000 is being held in escrow until August 25, 2000 to secure certain indemnification obligations of the Company (the "Escrow").

      The net cash proceeds from the Company's sale of the Division of approximately $4.0 million, after deducting closing costs, was used to pay down the Company's term loan and revolving credit facility with The Chase Manhattan Bank.

      Prior to its sale by the Company, the Division represented approximately 25% of the Company's total assets and approximately 27% of the Company's net sales for the six months ended June 30, 1998. In connection with the transaction, the Company realized a net gain of approximately $1.1 million, excluding a deferred gain of $275,000 relative to a reserve for certain indemnification obligations pursuant to the Escrow.

      The Company hereby incorporates by reference herein the matters announced in the Company's press release dated August 26, 1998 (such press release is filed as Exhibit 99.1 hereto).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) and (b) Financial Statements and Pro Forma Financial Information. It is impracticable at this time for the Company to provide the financial statements that are required to be included herein. The Company hereby undertakes to file such required financial statements and pro forma financial information as soon as practicable, but in no event later than November 9, 1998.

            (c) Exhibits. The following documents are being filed herewith by the Company as exhibits to this Current Report on Form 8-K:

            2.1 Asset Purchase Agreement dated August 25, 1998 between the Company, Mane-Seafla, Inc. and Mane USA, Inc.

            99.1  Press release of the Company dated August 26, 1998.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TECHNOLOGY FLAVORS & FRAGRANCES, INC.



Date: September 9, 1998                 By: /s/ Philip Rosner
                                            ------------------------------------
                                            Philip Rosner
                                            Chairman of the Board of Directors
                                            and President


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                                  EXHIBIT INDEX

Exhibit No.        Exhibits                                           Page No.
-----------        --------                                           --------

  2.1 Asset Purchase Agreement dated August 25, 1998 between the Company, Mane-Seafla, Inc. and Mane USA, Inc.

  99.1             Press release of the Company dated August 26,
                   1998.


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